Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$25,536
Unrealized Gain (Loss) on Market Value of Futures	243,978
Interest Income	4,715
Total Income (Loss)	$274,229

Expenses
General Partner Management Fees	$3,450
Professional Fees	9,253
Brokerage Commissions	596
Non-interested Directors' Fees and Expenses	51
Prepaid Insurance Expense	102
NYMEX License Fee	86
SEC & FINRA Registration Expense	620
Total Expenses	14,158
Expense Waiver	(9,846)
Net Expenses	$4,312
Net Income (Loss)	$269,917

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$6,813,468
Net Income (Loss)	269,917

Net Asset Value End of Month	$7,083,385
Net Asset Value Per Share (400,000 Shares)	$17.71

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612